                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-100116) and on Form S-8 (No. 333-65376) of Accenture Ltd of our report dated October 11, 2001, except as to Note 1 as to reimbursements and reimbursable expenses and Note 18 which are as of October 29, 2002, relating to the combined and consolidated financial statements of Accenture Ltd, which appears in this Form 10-K/A.

PricewaterhouseCoopers LLP
Chicago, Illinois
October 30, 2002

                                      1